Exhibit 99.1

CONSULTING AGREEMENT FOR SERVICES BETWEEN
BOND LABORATORIES, INC AND BURNHAM HILL ADVISORS LLC

This Consulting Agreement (the "Agreement") dated as of the 20th day of August, 2009 (the "Effective Date") is made and entered into by and between Bond Laboratories, Inc. a Nevada corporation  (the "COMPANY"), having a place of business at 11011 Q Street Building A Suite 106 Omaha, NE 68137 and Burnham Hill Advisors LLC, having a place of business at 590 Madison Ave New York, NY 10021 ("BHA").

WHEREAS, the parties desire to define the terms and conditions under which BHA shall act as a consultant to the COMPANY providing corporate services to the COMPANY for its operating business;

NOW THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1.   Relationship of the Parties.

BHA shall act as a financial and corporate strategy consultant to the COMPANY, including initially providing the services of an Interim Chief Financial Officer of the Company.

2.           Services

BHA will provide to COMPANY the services as follows (the "Services"): (i) assist the Company in its development of its business plan, product descriptions, and financial forecasts; (ii) assist the Company in developing its business strategy; (iii) assist the Company in its business processes, including but not limited to establishing tools and procedures for evaluating its existing financing and tracking the Company's performance; (iv) assist in corporate development activities including alliances and acquisition analysis and structuring and (v) facilitate business development with corporate customers of the Company.

3.            Performance.

BHA shall devote such time to performing the Services as BHA shall deem, in its discretion, necessary. Such services, in BHA's discretion, shall be rendered in person or by telephone or other communication. BHA shall have no obligation to the COMPANY as to the manner and time of rendering the Services hereunder and the COMPANY shall not have any right to dictate or direct the details of the Services rendered hereunder. The COMPANY shall not control the means or manner in which BHA, its employees and contractors perform the work, but only the results to be accomplished.

4.           Term and Termination.

A.	Term. The term of this Agreement shall begin on the Effective Date and end August 20, 2010. The end of such term shall be the "Expiration Date".

B.
Termination for Cause. If either party should breach a material provision of this Agreement, the other party may terminate this Agreement upon thirty (30) days written notice unless the breach is cured within the notice period or, if the breach cannot reasonably be so cured, diligent efforts to effect such cure are commenced during that period and are continued until the cure is completed, which shall be within a reasonable time. In no event shall the breaching party's ability to cure exceed forty-five (45) days from the date the breaching party received written notification of the breach, unless otherwise agreed to in writing by both parties. In the event the breach cannot be cured within said time period, the non-breaching party may elect to terminate this Agreement.

5.            Payment.

The COMPANY shall pay BHA ten thousand dollars ($10,000) per month on the 15th  of each month via wire transfer commencing October 15, 2009 (the first payment will be for twenty thousand dollars ($20,000) which shall reflect the payment for the initial two months of this Agreement). Such amount shall be reduced to $6,500 per month upon the hiring of a permanent CFO. Upon execution of this Agreement, the COMPANY will issue to BHA one million common stock purchase warrants with an exercise price of $0.35 and one million common stock purchase warrants with an exercise price of $0.50, both with a five year term.  BHA shall be reimbursed for out of pocket expenses for travel to the COMPANY's site and other travel and business expenses as required to perform the above Services. Other non-travel related expenses greater than $500 must be pre-approved by the COMPANY. All expense reimbursements to BHA will be paid promptly upon receipt by the COMPANY.

6.           Confidential Information.

A.
Non-Disclosure. Both parties acknowledge that either party may disclose to the other in connection with the performance of this Agreement information the disclosing party considers confidential or proprietary ("Confidential Information") the disclosure of which would be damaging to the disclosing party. For purposes of this Section 6, Confidential Information shall include all nonpublic Information of either party and/or the Client which a party and/or Client(i) marks as, or (ii) claims to the other to be, trade secret information, or (iii) which is recognizable by its nature to be a trade secret, or (iv) which is learned by one party without the other's intentional disclosure to it, or (v) which one party knows is deemed by the other to be its trade secret information including, without limitation, all software (regardless of its state of completion or form of recordation), product proposals, internally devised technology, system or network architecture or topology, all security mechanisms, product or processing capacities, revenues, customer data (including identification), information relating to its business affairs (including internal procedures and policies) and work product.

B.	Maintenance of Confidential Information. Both parties, with respect to the Confidential Information shall (i) maintain it in confidence: (ii) use at least the same degree of care in maintaining its secrecy as they use in maintaining the secrecy of their own proprietary, confidential and trade secret information, but in no event less than a reasonable degree of care; and (iii) use it only to fulfill their obligations under this Agreement unless hereafter agreed in writing by the other party.

C.	Exchange of Confidential Information. Upon completion of the Services, or upon the disclosing party's earlier request, the receiving party shall immediately give over to the disclosing party all of the Confidential Information then in the receiving party's possession. Neither party shall retain a part or copy of any of the other's Confidential Information and, if requested in writing, the receiving party shall certify its exacting compliance with the foregoing provision.

D.
Survival.    The provisions of this Section shall survive the termination, or expiration of this Agreement and shall remain in effect so long as either party has in its possession any Confidential Information.

E.	Request for Disclosure. Both parties acknowledge the competitive value and confidential nature of the Confidential Information. In the event that the receiving party becomes legally compelled to disclose any of the disclosing party's Confidential Information, the receiving party shall provide the disclosing parts with prompt notice so that the disclosing party may seek a protective order or other appropriate remedy and the receiving party agrees to cooperate in seeking reasonable protective arrangements requested by the disclosing party. In the event that a protective order or other remedy to prevent disclosure is not obtained, the receiving party shall furnish only that portion of the Confidential Information which is legally required and the receiving party shall exercise its reasonable best efforts to obtain reasonable assurance that confidential treatment will be accorded the Confidential Information.

F.	Remedies. Both parties acknowledge and agree that, given the nature of the Confidential information and the damage that may result if information contained therein is disclosed to any third party, money damages may not be sufficient remedy for any breach of this Agreement, and that, in addition to all other remedies, the non-breaching party may be entitled to specific performance and injunctive or other equitable relief as deemed proper or necessary by a court of competent jurisdiction as a remedy for any such breach, and the breaching party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

G.	Exceptions. Neither party shall have any obligation concerning any portion of the Confidential Information which (i) was known or independently developed by the receiving party before receipt, directly or indirectly, from the disclosing party, (ii) is lawfully obtained, directly or indirectly, by the receiving party from another party under no obligation of confidentiality, or (iii) is or becomes publicly available other than as a result of an act or failure to act by the receiving party or its employees.

7.           Indemnity.

A.	Each party (the "indemnitor") agrees to indemnify and hold the other party (the "indemnitee"), and each of its employees, agents, and representatives harmless from and against any and all losses, claims or damages (including reasonable attorney's fees and allocated in-house legal expenses) arising out of or relating to this Agreement from or in connection with (i) any damage, loss (including theft) or destruction of any real or tangible personal property, or (ii) death or bodily injury of any agent, employee, customer, business invitee or business visitor of the indemnitee, by reason of the negligence or willful act or omission of the indemnitor. This indemnity is not intended to and shall not be interpreted so as to permit indemnification of the indemnitee for its own negligence or willful misconduct or the negligence or willful misconduct of its employees, agents or representatives. The employees or agents of either party shall not, when at the premises of the other party, be deemed the other party's business invitee or business visitor.

B.	Each party further agrees to hold the other party and its officers, directors, employees, agents and contractors harmless from any claim based upon actual or alleged infringement of any patent, trademark or copyright by all or any part of the information, data or material provided by the indemnitor pursuant to this Agreement, or wrongful use of any trade secret or confidential information involving all or any portion of any information, data or material provided by the indemnitor.

C.	The indemnitee shall give the indemnitor written notice of any such claim, suit or proceeding of which the indemnitee becomes aware. The indemnitor shall have sole control of, and will defend or negotiate settlement of, at its own expense, any such claim or action.

8.           Warranty.

A.	Performance of Services. BHA warrants to COMPANY that the Services will be performed in a good and workmanlike manner, in accordance with the specifications described in this Agreement

B.	State and Federal Taxes. As neither parties' personnel are employees of the other, neither party shall take any action or provide the other's personnel with any benefits or commitments inconsistent with any of its obligations hereunder. In particular:(i) COMPANY will not withhold FICA (Social Security) from BHA's payments; (ii) neither party will make state or federal unemployment insurance contributions on behalf of the other or the other's personnel; (iii) COMPANY will not withhold state and federal income tax from payment to BHA; (iv) neither party will make disability insurance contributions on behalf of the other; or (v) neither party will obtain worker's compensation insurance on behalf of the other or the other's personnel.

C.	Qualified Personnel. All Services being provided by BHA hereunder must be performed by employees or agents of BHA having a level of skill, training and expertise commensurate with the requirements of the Services being performed.

9.           Non-Solicitation. Neither party shall knowingly hire or contract with staff members or consultants of the other party for a period of one (1) year after the termination or completion of this Agreement without the prior written consent of such other party.

10.              No Restriction on Activities. This Agreement shall in non way prohibit BHA or any of its partners or affiliates or any director, officer, partner or employee of BHA or any if its partners or affiliates from engaging in other activities (including the provision to other persons or entities of services similar to the Services provided hereunder), whether or not competitive with any business of the Company or any of its affiliates

11.             Compliance with Applicable Laws. Both parties shall at their own expense comply with all laws and regulation of federal, state and local government authorities relating to its obligations under this Agreement, including without limitation, all safety and employment tax regulations.

12.             Assignment.  Neither party shall sell, assign, or subcontract any right or obligation hereunder without the prior written consent of the other and such consent shall not be unreasonably withheld.

13.             Attorney Fees.  If any action at law or in equity is necessary to enforce the terms of this Agreement, each party shall be responsible for its own attorney's fees, costs and expenses.

14.             Entire Agreement. This Agreement constitutes the full and complete understanding and agreement of the parties hereto and supersedes all prior understandings and agreements, Any waiver, modification or amendment of any provisions of this Agreement shall be effective only if in writing and signed by the parties hereto.

15.             Severability.   If any of the provisions of this Agreement are held to be invalid or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

16.             Section Titles.   Section titles as to the subject matter of particular sections herein are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular sections to which they refer.

17.             No Waiver of Default.   The failure of either party to exercise any right of termination hereunder shall not constitute a waiver of the rights granted herein with respect to any subsequent default.

18.            Governing Law. This Agreement shall be construed and enforced in accordance with the laws of New York, without giving effect to its conflict of law principles.

19.             Covenant of Good Faith. The parties agree that, in their respective dealings arising out of or related to this Agreement, they shall act fairly and in good faith.

20.             Survival.   The provisions of this Agreement that by their nature extend beyond the expiration or early termination of this Agreement will survive and remain in effect until all obligations are satisfied.  pecifically, both parties’ obligations to indemnify the other shall survive this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

BURNHAM HILL ADVISORS LLC By: ___________________ Name: Title: Date: August 20, 2009	BOND LABORATORIES, INC. By: _______________________ Name: Title: Date: August 20, 2009